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                                                                  Rule 424(b)(3)
                                                          Registration Statement
                                                                    No. 33-52496

                              SUPPLEMENT TO PROSPECTUS

                               HONDO OIL & GAS COMPANY

                   300,000 SHARES OF COMMON STOCK, $1.00 PAR VALUE
                                ____________________

          This Supplement to Prospectus (the "Supplement") supplements certain information contained in the Prospectus dated February 10, 1995 (the "Prospectus") with respect to the offer for sale of 3,609,200 shares (the "Shares") of $1.00 par value common stock ("Common Stock") of Hondo Oil & Gas Company (the "Company") offered for the account of The Hondo Company (the "Selling Shareholder") by the Selling Shareholder and/or by Lonrho Plc, the holder of a pledge of the Shares, as more fully described in the Prospectus.

          This Supplement relates to the sale by the Selling Shareholder of 300,000 of the Shares pursuant to a Revised Settlement Agreement dated December 20,1995, among Lonrho Plc, Lonrho, Inc., Scottsdale Princess, Inc., Selling Shareholder, Robert O. Anderson, W. Phelps Anderson and Robert B. Anderson (as amended on January 5, 1996 and May 14, 1996) through which the Selling Shareholder is delivering to Robert O. Anderson, W. Phelps Anderson, Robert B. Anderson, and SunValley Energy Corporation 150,290, 60,348, 60,348 and 29,014 of the Shares, respectively, in consideration of the delivery by such persons and the redemption and cancellation of common stock representing an aggregate 6.4% interest in Selling Shareholder.

                                ____________________

     SEE THE RISK FACTORS COMMENCING ON PAGE 4 OF THE ACCOMPANYING PROSPECTUS UNDER THE CAPTION "CERTAIN INVESTMENT CONSIDERATIONS" FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY THE PROSPECTIVE INVESTOR.
                                ____________________

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                ____________________

            The date of this Supplement to Prospectus is January 10, 1997